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                                                                     EXHIBIT 6.6


                        EXCLUSIVE DISTRIBUTION AGREEMENT


        THIS EXCLUSIVE DISTRIBUTION AGREEMENT ("Agreement") is made and entered into this 1st day of the month of July, 1999 by and between Advanced Plant Pharmaceuticals, Inc. ("APPI") a Delaware corporation, having its principal office at, 75 Maiden Lane, New York, New York 10038, and Manayer Najd Trading & Medical Supplies Co. ("MNM") a Saudi Arabian corporation, having its principal office in Riyadh, Kingdom of Saudi Arabia.


                                   WITNESSETH

        WHEREAS, APPI manufactures and produces certain pharmaceutical products (the "Products" as listed in Exhibit A attached hereto and as may be amended from time to time) and would like MNM to distribute such Products in Saudi Arabia (hereinafter referred to as the "Territory") and MNM is willing to become a distributor of such Products, all on the terms hereinafter set forth;

        NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. TERM. This Agreement will remain in effect as of the date hereof for a period of five (5) years until June 30, 2004, unless this Agreement is terminated sooner as hereafter provided.

2. APPOINTMENT. APPI hereby appoints MNM during the term of this Agreement, and MNM hereby accepts such appointment, as APPI's exclusive distributor of the Products in the Territory.

3. SALE AND PURCHASE OF PRODUCTS. APPI hereby agrees to provide those documents requested by MNM needed for MNM to obtain a Registration Certificate from the appropriate authorities in Saudi Arabia which Registration Certificate is needed for MNM to sell the Products in the Territory. MNM agrees to make a good faith effort to obtain such Registration Certificate as soon as possible from the date hereof.

        From the date MNM receives the Registration Certificate from the appropriate authorities in Saudi Arabia, MNM agrees to purchase from APPI at least the Minimum Purchase Quantity of the registered Products as such minimums are defined in Exhibit B attached hereto.

        Sales of Products: (as listed in Exhibit B attached hereto)

        Products Purchase Prices: (as listed in Exhibit C attached hereto)
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        Payments for Products ordered by MNM shall be made as listed in Exhibit
D attached hereto.

        APPI, at its expense, will make available the Products ordered by MNM, within thirty (30) days after MNM requests such Products. APPI will make the Products available by giving notice to MNM, in accordance with Section 15 of this Agreement, that such ordered Products are available for pick up by MNM at John F. Kennedy International Airport ("JFK") located at Jamaica N.Y. 11430, at a pickup area to be agreed upon by the undersigned parties. After such notice is given to MNM, and such Products are made available to MNM at JFK, title to and all risk of loss of and damage to the Products will pass to MNM. (FOB, free on board - JFK)

4. EXCLUSIVITY; SALES BY DISTRIBUTOR.

        While this Agreement is in effect, APPI hereby grants to MNM the exclusive right to sell the Products in the agreed Territory. While this Agreement remains in effect, APPI will not, directly or indirectly, sell the Products within the Territory and will not permit anyone else, either directly or indirectly, to sell the Products within the Territory.

        MNM may sell the Products in such manner, on such terms, and at such prices as approved by APPI. MNM will comply with all applicable laws, rules and regulations in selling and in otherwise dealing with the Products.

        Neither MNM, nor its officers, employees or agents will be deemed to be the agents, employees, partners, co-venturers or representatives, legal or otherwise, of APPI for any purpose whatsoever.

        Products not covered by this Agreement: APPI hereby grants to MNM the right of "First Refusal" of its Products for sales in the Territory. APPI agrees to inform MNM, in writing about any new products that APPI, intends to sell. Should MNM choose to exercise its right of First Refusal, MNM must inform APPI in writing within thirty (30) days. After this period, APPI will warn MNM in a written notice that within thirty (30) days MNM will lose the exclusive distribution rights of the new products without giving any further written notice. If MNM does not respond accordingly, does not wish to distribute the new products, or if MNM & APPI are unable to come to an agreement on terms & conditions, then APPI has the right to distribute its new products through other means.

5. ADVERTISING. APPI acknowledges that during the term of this Agreement MNM may suggest and recommend to APPI marketing and promotional strategies to help MNM sell the Products in the stated Territory. APPI, after review and approval of such marketing and promotional strategies and at APPI's sole discretion, will match, dollar for dollar in U.S. currency, those funds which MNM is willing to contribute towards such marketing and promotional strategies with the understanding and acknowledgment by MNM that APPI will not contribute in excess of ten thousand U.S. dollars ($10,000) per each calendar year,


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throughout the Term of this Agreement. Should APPI review and approve such marketing expenses, APPI will notify MNM of such approval, MNM will notify APPI regarding the dollar amount that MNM expects to contribute, APPI within fifteen business days will then match such stated amount by sending a check or wire transfer to MNM, and MNM will then provide to APPI evidence that such funds were expended on the agreed upon marketing and promotional items.

6. CONFIDENTIALITY. MNM hereby acknowledges and agrees that a Confidentiality Agreement will be signed between MNM and APPI prior to the signing of this agreement (a copy of which will be annexed hereto). All Confidential Information is and shall remain the exclusive property of APPI.

7. RIGHT TO RENEW. The terms of this Agreement shall be automatically renewed for similar periods (five years each time) unless one of the parties notifies the other in accordance with Section 15 of this Agreement of its intention not to renew the Agreement, at least six months prior to the date of expiration. This notice shall not cause forfeiture of the rights of either of the two parties hereto vis a vis each other. Each party in its sole discretion shall have the right to determine, for any reason whatsoever, not to renew, continue or extend this Agreement.

8. PATENTS AND TRADEMARKS. MNM acknowledges and agrees that APPI is the sole and exclusive owner of all right, title and interest in and to the products Lo-Chol and ACA, and that MNM will not claim or assert any rights or interests in the trademarks or patents of such names and/or products. Nothing contained in this Agreement shall operate as or be construed as an assignment, grant or other transfer of any kind of any of APPI's right, title, or interest in or to any of the trademarks or patent rights of Lo-Chol and ACA.

9. INDEMNITY. MNM agrees to indemnify and hold harmless APPI and its Affiliates and any director, officer, stockholder, employee or agent of any of them from and against any and all claims, losses, liabilities, damages, costs, and expenses (including, but not limited to, attorney, expert witness and accounting fees and expenses) which may be sustained and arise out of MNM's activities, or those of its employees or agents, including without limitation, any misrepresentations or misleading statements in respect of the Products or any violation by MNM of any of the provisions of this Agreement.

10. EXPENSES. All expenses and costs incurred by MNM in the performance of its obligations under this Agreement shall be the sole responsibility of MNM and shall not be advanced or reimbursed by APPI other than those outlined in Section 5 of this Agreement.

11. ASSIGNABILITY. MNM may not assign, transfer or delegate this Agreement or any of its rights or obligations under this Agreement without the prior written consent of APPI, and any attempted assignment, transfer or delegation without such consent shall be deemed null and void and of no effect.


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12. TERMINATION. In case of breach of any of the terms of this Agreement, this agreement may be terminated by either party at any time, by giving ninety (90) days prior written notice to the other party. If the party that receives notice of termination fails to respond to the other party notification within ninety
(90) days, the Agreement shall then be terminated. After MNM meets the First Year stated minimum purchase requirements, if MNM fails to meet the stated minimum purchase requirements for two (2) successive years or fails to make timely payments in accordance with this Agreement, then APPI shall treat such action as a material default and may terminate this Agreement and/or seek liquidated damages from MNM.

13. GOVERNING LAW. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the International laws, without reference to its conflict of law principles. Any disputes arising in regard to the provisions of this Agreement shall be settled amicably through mutual consultation between the two parties. Any disputes not settled through mutual consultation as stipulated in the proceeding sentence shall be finally settled by the arbitration court of the International Chamber of commerce in Paris.

14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between APPI and MNM. This Agreement supersedes any prior or existing contracts and arrangements by and between APPI and MNM for the distribution of the Products in the Territory.

15. NOTICE. Any notice required hereunder shall be made in writing by hand-delivery, telefax, telex, courier, registered air mail, electronic mail, or by any other means of delivery which enables the sending party to verify receipt thereof. Such notice shall be deemed given (a) at the actual time of receipt in the case of hand-delivery or transmission by telefax, (b) Upon receipt of the addressee's answer back on the sender's machine in case of transmission by telex, and (c) three (3) business days after sending in case of notice by courier, cable or registered air mail. Any notices shall be sent to the following addresses:

If to APPI:                         If to MNM:
Advanced Pharmaceuticals, Inc.      Manayer Najd Trading & Medical Supplies Co.
Attention: Sam Berkowitz            Attention: Mohamed Abd Al-Raheem
75 Maiden Lane                      P.O. Box 15 Riyadh 11371
New York, NY 10038                  Kingdom of Saudi Arabia

Either party may change the address to which notices are to he sent to it by giving notice of such change of address to the other party in the manner herein provided for giving notice.

16. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be original but which together shall constitute one in the same instrument.


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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written by their respective authorized officials.


MANAYER NAJD TRADING & MEDICAL              ADVANCED PLANT PHARMACEUTICALS, INC.
SUPPLIES CO.

By:  /s/ Mohamed Abd Al-Raheem Yassin       By: /s/ David Lieberman
     --------------------------------           --------------------------------
Name: Mohamed Abd Al-Raheem YASSIN          Name: David Lieberman
Title, General Manager                      Title, President


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
                                    EXHIBIT A


As referred to in the EXCLUSIVE DISTRIBUTION AGREEMENT between "APPI" and "MNM", dated July 1, 1999 the Products are as follows:

                                                                   CAPSULES
PRODUCT         DESCRIPTION                  FORM     CONCENTRATE  PER BOTTLE
Lo-Chol 60      Cholesterol lowering agent   Caplet   1000mg.        60

Lo-Chol 120     Cholesterol lowering agent   Caplet   1000mg.       120

ACA 500mg.      Immune system builder        Caplet    500mg.        70

ACA 1000mg.     Immune system builder        Caplet   1000mg.        70

The foregoing list may be amended from time to time upon mutual agreement by the undersigned parties.

Agreed & signed on July 1, 1999


MANAYER NAJD TRADING & MEDICAL              ADVANCED PLANT PHARMACEUTICALS, INC.
SUPPLIES CO.

By:   /s/ Mohamed Abd Al-Raheem Yassin      By: /s/ David Lieberman
      --------------------------------          -------------------------------
Name: Mohamed Abd Al-Raheem YASSIN          Name: David Lieberman
Title, General Manager                      Title, President


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
                                    EXHIBIT B

                           "Minimum Purchase Quantity"

As referred to in the EXCLUSIVE DISTRIBUTION AGREEMENT between "APPI" and "MNM", dated July 1, 1999, the Minimum Purchase Quantity, shall be as follows:

During the "First Year" as defined below, APPI agrees to sell to MNM, and MNM agrees to purchase from APPI not less than:

"Lo-Chol 60" (Lo-Chol 1000mg. 60 Caplets): not less than 15,000 bottles "Units".

"Lo-Chol 120" (Lo-Chol 1000mg. 120 Caplets): not less than 7,500 bottles
"Units".

ACA 500 mg. 70 Caplets: not less than 12,000 bottles "Units".

ACA 1000 mg. 70 Caplets: not less than 6,000 bottles "Units".

During the "Second Year" as defined below, APPI agrees to sell to MNM, and MNM agrees to purchase from APPI not less than:

1. "Lo-Chol 60" (Lo-Chol 1000mg. 60 Caplets): not less than 18,000 bottles "Units".

2. "Lo-Chol 120" (Lo-Chol 1000mg. 120 Caplets): not less than 9,000 bottles "Units".

3.    ACA 500 mg. 70 Caplets: not less than 14,500 bottles "Units".

4.    ACA 1000 mg. 70 Caplets: not less than 7,500 bottles "Units".

During each of the "Third Year", "Fourth Year" and "Fifth Year" as defined below, APPI agrees to sell to MNM, and MNM agrees to purchase from APPI not less than:

"Lo-Chol 60" (Lo-Chol 1000mg. 60 Caplets): not less than 21,500 bottles "Units".

"Lo-Chol 120" (Lo-Chol 1000mg. 120 Caplets): not less than 11,000 bottles
"Units".

ACA 500 mg. 70 Caplets: not less than 17,500 bottles "Units".

ACA 1000 mg. 70 Caplets: not less than 9,000 bottles "Units".

"First Year" (Year 1) for any Product: starts from the date MNM receives a Registration Certificate from the appropriate authorities in Saudi Arabia, for a period of twelve (12) calendar months (the "First Year").

"Second Year" (Year 2) for any Product: the period over twelve (12) calendar months from the last day of the "First Year" (the "Second Year").

"Third Year" (Year 3) for any Product: the period over twelve (12) calendar months from the last day of the "Second Year" (the "Third Year").

"Fourth Year" (Year 4) for any Product: the period over twelve (12) calendar months from the last day of the "Third Year" (the "Fourth Year").

"Fifth Year" (Year 5) for any Product: the period over twelve (12) calendar months from the last day of the "Fourth Year" (the "Fifth Year").


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The Products to be purchased by MNM as described above, as well as those
Products to be purchased by MNM above and beyond such minimums, shall be priced in accordance with the foregoing and Exhibit C entitled "Product Purchase Prices".


Agreed & signed on July 1, 1999


MANAYER NAJD TRADING & MEDICAL              ADVANCED PLANT PHARMACEUTICALS, INC.
SUPPLIES CO.

By:  /s/ Mohamed Abd Al-Raheem Yassin       By: /s/ David Lieberman
     --------------------------------           ------------------------------
Name: Mohamed Abd Al-Raheem YASSIN          Name: David Lieberman
Title, General Manager                      Title, President


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                                    EXHIBIT C

"Product Purchase Prices"

As referred to in the EXCLUSIVE DISTRIBUTION AGREEMENT between "APPI" and "MNM", dated July 1, 1999, the purchase price of the Products to be paid by MNM to APPI are as follows:

FOB (Free On Board - JFK airport) prices (in USD $ = United States Dollars)

PRODUCT           SUGGESTED RETAIL PRICE   WHOLESALE COST   MNM PURCHASE PRICE
Lo-Chol 1000mg.
60 Caplet                  14.95                9.95                5.97

Lo-Chol 1000mg.
120 Caplet                 27.95               17.95               10.77

ACA 500mg.
70 Caplet                  26.00               18.00               10.80

ACA 1000mg.
70 Caplet                  50.95               34.95               20.97



Agreed & signed on July 1st, 1999


MANAYER NAJD TRADING & MEDICAL              ADVANCED PLANT PHARMACEUTICALS, INC.
SUPPLIES CO.

By:  /s/ Mohamed Abd Al-Raheem Yassin       By: /s/ David Lieberman
     --------------------------------           ---------------------------
Name: Mohamed Abd Al-Raheem YASSIN          Name: David Lieberman
Title, General Manager                      Title, President


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
                                    EXHIBIT D


As referred to in the EXCLUSIVE DISTRIBUTION AGREEMENT between "APPI" and "MNM", dated July 1, 1999, the method of payment from MNM to APPI shall be as follows:

"MNM" undertakes to pay for orders within a period not exceeding ninety (90) days from the date APPI makes such ordered Products available to MNM for pickup at JFK. MNM undertakes to pay APPI by a confirmed irrevocable Letter of Credit (L/C) to be drawn on any bank in the Kingdom of Saudi Arabia that is acceptable to APPI and payable in the United States of America.



Agreed & signed on July 1, 1999


MANAYER NAJD TRADING & MEDICAL              ADVANCED PLANT PHARMACEUTICALS, INC.
SUPPLIES CO.

By:  /s/ Mohamed Abd Al-Raheem Yassin       By: /s/ David Lieberman
     --------------------------------           -----------------------------
Name: Mohamed Abd Al-Raheem YASSIN          Name: David Lieberman
Title, General Manager                      Title, President


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